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Nantucket Industries, Inc.
45 Ludlow Street
Suite 602
Yonkers, New York 10705
Tel: (914) 375-7591

FOR IMMEDIATE RELEASE

NANTUCKET INDUSTRIES, INC. ANNOUNCES
TERMINATION OF CONSULTING AGREEMENT

Yonkers, New York (June 21, 2002) - Nantucket Industries, Inc. (OTC Bulletin Board: NTKE) has terminated its consulting agreement with Westminster Holdings, Ltd. dated February 2000, effective immediately. The agreement was for management and business consulting services. Based upon such termination, we rescinded the order to issue 1,200,000 shares of our common stock that Westminster Holdings, Ltd. was to receive in accordance with the consulting agreement.

Statements contained in this press release that are not based upon current or historical fact are forward looking in nature. Such forward looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from estimated results. Management cautions that all statements as to future results of operations are necessarily subject to risks, uncertainties, and events that may be beyond the control of Nantucket Industries, Inc. and no assurance can be given that such results will be achieved. Potential risks and uncertainties include but are not limited to the ability to procure, properly price, retain, and successfully complete projects, the availability of technical personnel, changes in technology, and competition.